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                                                            Exhibit 99.(h)(4)(g)

                               AMENDED SCHEDULE A
                         FULFILLMENT SERVICING AGREEMENT
                        (AMENDED AS OF JANUARY 29, 2005)

I.   Portfolios and Classes that are no-load and have no 12b-1 fees:

     U.S. EQUITY FUNDS
     ICON Consumer Discretionary Fund
     ICON Energy Fund
     ICON Financial Fund
     ICON Healthcare Fund
     ICON Industrials Fund
     ICON Information Technology Fund
     ICON Leisure & Consumer Staples Fund
     ICON Materials Fund
     ICON Telecommunications & Utilities Fund

     ICON Bond Fund - Class Z Shares
     ICON Core Equity Fund - Class Z Shares
     ICON Covered Call Fund - Class Z Shares
     ICON Equity Income Fund - Class Z Shares
     ICON Long/Short Fund - Class Z Shares

     FOREIGN EQUITY FUNDS
     ICON Asia-Pacific Region Fund
     ICON Europe Fund
     ICON International Equity Fund - Class Z Shares
     ICON Western Hemisphere Fund

II.  Portfolios and Classes with a 12b-1 plan:

     ICON Bond Fund - Class C and I Shares
     ICON Core Equity Fund - Class C and I Shares
     ICON Covered Call Fund - Class C and I Shares
     ICON Equity Income Fund - Class C and I Shares
     ICON International Equity Fund - Class C and I Shares
     ICON Long/Short Fund - Class C and I Shares